Exhibit 5.1

98 SAN JACINTO	AUSTIN	HOUSTON
BLVD.	BEIJING	LONDON
SUITE 1500	BRUSSELS	MOSCOW
AUSTIN, TEXAS	DALLAS	NEW YORK
78701-4078	DUBAI	PALO ALTO
	HONG KONG	RIO DE
TEL +1		JANEIRO
512.322.2500		RIYADH
FAX +1 512.322.2501		WASHINGTON
BakerBotts.com

March 30, 2015

Tallgrass Energy Partners, LP

4200 W. 115th Street, Suite 350

Leawood, Kansas 66211

Ladies and Gentlemen:

We have acted as counsel to Tallgrass Energy Partners, LP, a Delaware limited partnership (the “Partnership”), in connection with the proposed offering and sale by the Partnership of an additional 1,200,000 common units representing limited partner interests in the Partnership (the “Common Units”) pursuant to that certain Underwriting Agreement dated February 24, 2015 (the “Underwriting Agreement”) by and among the Partnership, on the one hand, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), on the other.

In connection with this opinion, we have examined and relied upon the accuracy of original, certified copies or photocopies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set out below, including (i) the registration statement on Form S-3 (Registration No. 333-196454) (the “Registration Statement”) filed by the Partnership with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”); (ii) the prospectus included in the Registration Statement dated June 12, 2014 (the “Base Prospectus”); (iii) the prospectus supplement to the Base Prospectus dated February 24, 2015 (together with the Base Prospectus, the “Prospectus”); (iv) the Underwriting Agreement; (v) the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (vi) the Partnership’s records and documents, certificates of representatives of the Partnership and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.

In making our examination, we have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and complete, that all documents submitted to us as certified or photostatic copies conform with the original copies of such documents and that all information submitted to us was accurate and complete. In addition, we have relied, without independent investigation, upon the factual accuracy of the representations and warranties contained in the certificates we examined. We have also assumed that all Common Units will be issued and sold in the manner set forth in the Prospectus and the Underwriting Agreement and that any certificates for the Common Units will be duly countersigned, registered and electronically transmitted by the transfer agent and registrar for the Partnership.

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Based upon the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Common Units have been duly authorized and, when issued and delivered by the Partnership against payment therefor in accordance with the Underwriting Agreement and as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited in all respects to the Delaware LP Act, as published in effect on the date hereof, and applicable reported judicial decisions, rules and regulations interpreting and implementing those laws. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Partnership’s Current Report on Form 8-K dated on or about the date hereof, to the incorporation by reference of this opinion into the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

The opinion expressed herein is given as of the date hereof and we undertake no obligations to supplement this opinion if any applicable law changes after such date or if we become aware of any facts that might change the opinion expressed herein after such date or for any other reason.

Very truly yours,

/s/ Baker Botts L.L.P.